UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 24, 2011

 FOSTER WHEELER AG

 (Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-31305 (Commission File Number)	98-0607469 (IRS Employer Identification No.)

80 Rue de Lausanne, CH 1202, Geneva Switzerland (Address of Principal Executive Offices)	CH-6340 (Zip Code)

Registrant’s telephone number, including area code: 41 22 741 8000

Not applicable (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2011, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Foster Wheeler AG (the "Company") approved a new form of Employee Restricted Stock Unit Award Agreement (the “Agreement”) providing for the issuance of restricted stock units awards (“PRSUs”) under the Foster Wheeler AG Omnibus Incentive Plan (the "Plan") to certain employees of the Company and/or its subsidiaries upon the achievement of the performance goals (the “Performance Goals”) set forth in the Agreement.

The awards are to be granted on March 8, 2011, provided that the Company’s trading window is open on that date.  The PRSUs will vest on the later of the third anniversary of the March 8, 2011 grant date or the date on which the Compensation Committee determines if, when, and the extent to which the Performance Goals have been met.  Certain termination events or a change in control can also trigger accelerated vesting of the PRSUs on the terms set forth in the Agreement.  The Agreement is attached hereto as exhibit 10.1 and incorporated into this Item 5.02 by reference.  The summary of the Agreement contained herein is qualified in its entirety by reference to the attached Agreement.

Of the named executive officers (the “NEOs”) listed in the Company’s proxy statement for the Extraordinary General Meeting of Shareholders held on February 24, 2011, only Franco Baseotto, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, will receive an award of PRSUs.  Except for Umberto della Sala, the Company’s Interim Chief Executive Officer, President and Chief Operating Officer, the other NEOs are no longer executive officers of the Company.  Mr della Sala will not receive an award of PRSUs because he received a two-year equity award in March 2010 in connection with his agreement to serve as the Company’s President and Chief Operating Officer for an additional two years and is not eligible for further annual cycle equity grants in his capacity as the Company’s President and Chief Operating Officer under the terms of his employment agreement.

Mr. Baseotto’s award of PRSUs was approved in the amount of $315,000.  Such amount will be converted into PRSUs as of the grant date in accordance with an award methodology approved by the Compensation Committee.  The Compensation Committee also approved awards of time-based restricted stock units and stock options to Mr. Baseotto as of the March 8, 2011 grant date pursuant to forms of agreement previously filed as exhibits to the Company’s periodic reports under the Securities Exchange Act of 1934, as amended.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On February 24, 2011, the Company held an extraordinary general meeting of shareholders at its offices in Geneva, Switzerland.  The nominee for election as a director of the Company, Umberto della Sala, the Company’s Interim Chief  Executive Officer, President and Chief Operating Officer, received the requisite number of votes for election.  The proposal to approve a $335 million increase in the Company’s share repurchase program and designation of the shares repurchased for cancellation received the requisite number of votes for approval.  The final voting results of the extraordinary general meeting were as follows:

				Broker
	For	Against	Abstentions	Non-Votes

1. Election of Umberto della Sala as a
director, for a term expiring in 2012.	66,023,035	233,486	573,955	18,271,696

2. Approval of a $335 million increase to the Company’s share repurchase program and designation of the shares repurchased for cancellation.	83,922,461	514,363	665,348	not applicable

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Form of Employee Restricted Stock Unit Award Agreement (with Performance Goals).

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER AG

DATE: March 2, 2011	By:	/s/ Eric M. Sherbet
Eric M. Sherbet
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Employee Restricted Stock Unit Award Agreement (with Performance Goals)